EXHIBIT 1.1

EXECUTION COPY

AMENDMENT NO. 1

Dated as of September 30, 2008

to

CREDIT AGREEMENT

Dated as of June 13, 2008

THIS AMENDMENT NO. 1 (“Amendment”) is made as of September 30, 2008 by and among Hardinge Inc. (the “Company”), Hardinge Holdings GmbH (together with the Company, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of June 13, 2008 by and among the Borrowers, the Lenders and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Company has requested that the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement;

WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to enter into this Amendment.

1.             Amendments to Credit Agreement.  Effective as of June 30, 2008, so long as the conditions precedent set forth in Section 2 below have been satisfied by September 30, 2008, the Credit Agreement is hereby amended as follows:

(a)           Section 1.01 of the Credit Agreement is amended to insert the following new definition in the appropriate alphabetical order:

“Existing Credit Agreement” means that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 21, 2006, by and among the Company, the lenders party thereto from time to time and Manufacturers and Traders Trust Company, as administrative agent thereunder, as the same may have been amended, restated, supplemented or otherwise modified prior to the Effective Date.

(b)           The definition of “Consolidated Fixed Charges” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Consolidated Fixed Charges” means, with reference to any period, without duplication, cash Consolidated Interest Expense, plus scheduled principal payments on Indebtedness made during such period (excluding (i) scheduled principal payments in respect of the term loans under the Existing Credit Agreement and (ii) payments in respect of the reimbursement of draws under commercial letters of credit issued in the ordinary course of business), plus dividends or distributions paid in cash, plus Capital Lease Obligation payments, all calculated for the Company and its Subsidiaries on a consolidated basis.

(c)           The definition of “Consolidated Total Indebtedness” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (a) the aggregate Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP, (b) the aggregate amount of Indebtedness of the Company and its Subsidiaries relating to the maximum drawing amount of all standby letters of credit outstanding and bankers acceptances and (c) Indebtedness of the type referred to in clauses (a) or (b) hereof of another Person guaranteed by the Company or any of its Subsidiaries; provided, however, Consolidated Total Indebtedness shall not include obligations, contingent or otherwise, in respect of commercial letters of credit issued in the ordinary course of business.

(d)           Subject to the terms of the Credit Agreement, the parties hereto agree that, effective as of the date hereof, the Applicable Rate with respect to the current fiscal quarter shall be determined by reference to the calculation of the Leverage Ratio (giving effect to the change to the definition of “Consolidated Total Indebtedness” contemplated by this Amendment) set forth in the compliance certificate delivered by the Company to the Lenders and attached hereto as Annex A.

2.             Conditions of Effectiveness.  The effectiveness of this Amendment is subject to the conditions precedent that (a) the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, the Lenders and the Administrative Agent and the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors and (b) the Company shall have paid, to the extent invoiced, all expenses of the Administrative Agent (including attorneys’ fees and expenses) in connection with this Amendment and the other Loan Documents.

3.             Representations and Warranties of the Borrowers.  Each Borrower hereby represents and warrants as follows:

(a)           This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           As of the date hereof and giving effect to the terms of this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrowers set forth in the Credit Agreement, as amended hereby, are true and correct as of the date hereof, except to the extent that any representation or warranty expressly relates to an earlier date (in which case such representation or warranty shall relate to such earlier date).

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4.             Reference to and Effect on the Credit Agreement.

(a)           Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)           Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5.             Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.             Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

HARDINGE INC.,
as the Company

By:	/S/ EDWARD J.GAIO
Name:	Edward J. Gaio
Title:	Chief Financial Officer

HARDINGE HOLDINGS GMBH,
as the Swiss Borrower

By:	/S/ PETER HEURSCH
Name:	Peter Heursch
Title:	Managing Director

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as Swingline Lender, as Issuing Bank and as Administrative Agent

By:	/S/ CHRISTINE M. DESCHAMPS
Name:	Christine M. Deschamps
Title:	Senior Vice President

BANK OF AMERICA, N.A.,
individually as a Lender and as Syndication Agent

By:	/S/ COLLEEN M. O’BRIEN
Name:	Colleen M. O’Brien
Title:	Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
individually as a Lender and as a Co-Documentation Agent

By:	JAMES J.SNYDER
Name:	James J. Snyder
Title:	First Vice President

Signature Page to Amendment No. 1

Hardinge Inc. and Hardinge Holdings GmbH

Credit Agreement dated as of June 13, 2008

KEYBANK NATIONAL ASSOCIATION,
individually as a Lender and as a Co-Documentation Agent

By:	CARL J. LUGER, JR.
Name:	Carl J. Luger, Jr.
Title:	Senior Vice President
WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION,
as a Lender

By:	JEFFREY A. WHITE
Name:	Jeffrey A. White
Title:	Vice President

CREDIT SUISSE, ZURICH/SWITZERLAND,
as a Lender

By:	ERWIN WILD
Name:	Erwin Wild
Title:	Vice President

By:	ARMIN SIGNER
Name:	Armin Signer
Title:	Director

Signature Page to Amendment No. 1

Hardinge Inc. and Hardinge Holdings GmbH

Credit Agreement dated as of June 13, 2008

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Credit Agreement dated as of June 13, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Hardinge Inc. (the “Company”), Hardinge Holdings GmbH (together with the Company, the “Borrowers”), the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of September 30, 2008 (the “Amendment”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.   Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Subsidiary Guaranty, the Security Agreement and any other Loan Document executed by it and acknowledges and agrees that such agreements and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated:  September 30, 2008

[Signature Page Follows]

HARDINGE TECHNOLOGY SYSTEMS, INC.

By: EDWARD J. GAIO
Name: Edward J. Gaio
Title: Treasurer